Exhibit 99.1

News Release

Contact:
James M. Sullivan
Executive Vice President and Chief Financial Officer
+1 414-319-8509

JOY GLOBAL ANNOUNCES THIRD QUARTER
FISCAL 2016 OPERATING RESULTS

Milwaukee, WI - September 1, 2016 - Joy Global Inc. (NYSE: JOY), a worldwide leader in high-productivity mining solutions, today reported third quarter fiscal 2016 results.

Third Quarter Summary

•	Bookings $527 million, down 17 percent from a year ago

•	Service bookings $474 million, down 12 percent from a year ago

•	Net sales $587 million, down 26 percent from a year ago

•	Earnings per diluted share $0.00, compared to $0.52 a year ago

•	Adjusted earnings per diluted share $0.10, compared to $0.59 a year ago

•	Cash from operations $26 million, down $90 million from a year ago

Third Quarter Operating Results

"Although market conditions and our incoming order rate remain extremely challenged, our team delivered financial results for the quarter in line with expectations," said Ted Doheny, President and Chief Executive Officer. "We continue to drive our strategic growth objectives and surpass our cost savings targets. Our focus in these areas has allowed us to deliver on our commitments to shareholders and customers."

Pending Merger with Komatsu America Corp.

On July 21, 2016, Joy Global entered into an Agreement and Plan of Merger with Komatsu America Corp. (“Komatsu America”), Pine Solutions Inc. (“Merger Sub”) and (solely for the purposes specified in the merger agreement) Komatsu Ltd., providing for the merger of Merger Sub with and into Joy Global, with Joy Global surviving the merger as a wholly owned subsidiary of Komatsu America. At the effective time of the merger, each outstanding share of Joy Global common stock (other than dissenting shares and shares owned by Joy Global, Komatsu America or any of their respective subsidiaries) will be cancelled and converted into the right to receive $28.30 per share in cash, without interest. The completion of the transaction is subject to customary closing conditions, including approval by Joy Global shareholders, the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulatory approvals in certain other jurisdictions. The companies expect that this transaction will be completed by mid-2017.

Bookings - (in millions)
	Quarter Ended
	July 29, 2016	July 31, 2015	% Change
Segment:
Underground	$291	$366	(21)%
Surface	247	325	(24)%
Eliminations	(11)	(56)
Total Bookings by Segment	$527	$635	(17)%

Product:
Service	$474	$537	(12)%
Original Equipment	53	98	(46)%
Total Bookings by Product	$527	$635	(17)%

Consolidated bookings in the third quarter totaled $527 million, a decrease of 17 percent versus the third quarter of last year. Original equipment orders decreased 46 percent while service orders were down 12 percent compared to the prior year. Current quarter bookings include a $40 million unfavorable impact from foreign currency exchange movements versus the year ago period, a $21 million decrease for original equipment and a $19 million decrease for service bookings. After adjusting for foreign currency exchange, orders were down 11 percent compared to the third quarter of last year, with original equipment orders down 25 percent and service orders down 8 percent.

Bookings for underground mining machinery decreased 21 percent in comparison to the third quarter of last year. Original equipment orders decreased 47 percent compared to the prior year, with declines in all regions except Africa and Australia. Service orders decreased 12 percent compared to the prior year, with declines in all regions except Australia. Orders for underground mining machinery were reduced by $37 million from the impact of foreign currency exchange compared to the third quarter of last year.

Bookings for surface mining equipment decreased 24 percent in comparison to the prior year third quarter. Original equipment orders decreased 88 percent compared to the prior year with declines in all regions. Service orders decreased 14 percent compared to the prior year, with declines in all regions. Orders for surface mining equipment were reduced by $3 million from the impact of foreign currency exchange compared to the third quarter of last year.

Backlog at the end of the third quarter was $916 million, up from $873 million at the beginning of the fiscal year.

Net Sales - (in millions)
	Quarter Ended
	July 29, 2016	July 31, 2015	% Change
Segment:
Underground	$318	$453	(30)%
Surface	288	363	(21)%
Eliminations	(19)	(24)
Total Net Sales by Segment	$587	$792	(26)%

Product:
Service	$469	$592	(21)%
Original equipment	118	200	(41)%
Total Net Sales by Product	$587	$792	(26)%

Consolidated net sales totaled $587 million, a 26 percent decrease versus the third quarter of last year. Original equipment sales decreased 41 percent and service sales decreased 21 percent compared to the prior year. Current quarter net sales included a $23 million unfavorable impact from foreign currency exchange movements versus the year ago period, a $5 million decrease for original equipment and an $18 million decrease for service sales. When adjusting for foreign currency exchange, sales were down 23 percent compared to the third quarter of last year with original equipment sales down 39 percent and service sales down 18 percent.

Net sales for underground mining machinery decreased 30 percent in comparison to the third quarter of last year. Original equipment sales decreased 40 percent compared to the prior year, with declines in Africa, Australia and China partially offset by increases in Eurasia and North America. Service sales decreased 25 percent compared to the prior year, with an increase in Eurasia more than offset by declines in all other regions. The most significant service sales reduction was in the U.S. coal market which was down approximately $42 million, or 40%, year-over-year. Net sales for underground mining machinery were reduced by $18 million from the impact of foreign currency exchange compared to the prior year third quarter.

Net sales for surface mining equipment decreased 21 percent in comparison to the third quarter of last year. Original equipment sales decreased 31 percent compared to the prior year, with an increase in Australia more than offset by declines in all other regions. Service sales decreased 19 percent compared to the prior year, with declines in all regions except Eurasia. Net sales for surface mining equipment were reduced by $5 million from the impact of foreign currency exchange compared to the third quarter of last year.

Reconciliation of Operating (Loss) Income to Adjusted Operating Income
(in millions)	Quarter Ended
	July 29, 2016	July 31, 2015	Return on Sales
			2016	2015
Underground	$(6.7)	$40.3	(2.1)%	8.9%
Surface	17.4	59.6	6.0	16.4
Corporate Expenses	(12.3)	(12.3)
Eliminations	(3.6)	(5.4)
Operating (Loss) Income	(5.2)	82.2	(0.9)%	10.4%
Restructuring and related charges	24.7	7.8	4.2	1.0
Pension related items	0.1	—	—	—
Excess purchase accounting	—	2.7	—	0.3
Acquisition costs	—	0.9	—	0.1
Merger costs	2.5	—	0.4	—
Adjusted Operating Income	$22.1	$93.6	3.8%	11.8%

Operating loss for the third quarter of fiscal 2016 totaled $5 million, compared to operating income of $82 million in the third quarter of fiscal 2015. The $87 million year-over-year decrease in operating income in the quarter was due to lower sales volumes, unfavorable product mix, lower manufacturing absorption, restructuring charges and merger costs that were partially offset by savings from the company's cost reduction programs, and acquisition related activities that did not repeat in the current quarter. The third quarter of fiscal 2016 included an aggregate negative impact of $27 million from restructuring and restructuring related charges, pension related items and merger costs compared to a net $11 million negative impact in the third quarter of fiscal 2015 for restructuring and related charges, excess purchase accounting and acquisition costs.

During the third quarter of fiscal 2016, we continued restructuring activities to align the company's workforce and overall cost structure with current and anticipated levels of demand. The restructuring activities in the current quarter of $25 million, were primarily in the North America and China regions, and consisted mainly of employee severance and termination costs, impairment charges and accelerated depreciation. Additional restructuring charges of approximately $5 million are expected in the fourth quarter of fiscal 2016 as the company continues to reduce staffing levels and optimize its global manufacturing footprint.

Reconciliation of Earnings per Share to Adjusted Earnings per Share
	Quarter Ended
	July 29, 2016		July 31, 2015
	Dollars in millions	Fully Diluted EPS	Dollars in millions	Fully Diluted EPS
Operating (loss) income	$(5.2)		$82.2
Interest expense, net	11.1		13.7
Income tax (benefit) expense	(16.4)		17.2
Net income and earnings per share	0.1	$0.00	51.3	$0.52
Restructuring and related charges	24.7	0.25	7.8	0.08
Tax benefit on restructuring charges	(5.7)	(0.06)	(2.8)	(0.03)
Pension related items	0.1	—	—	—
Merger costs	2.5	0.03	—	—
Tax benefit on merger costs	(0.9)	(0.01)	—	—
Excess purchase accounting	—	—	2.7	0.03
Tax benefit on excess purchase accounting	—	—	(0.9)	(0.01)
Acquisition costs	—	—	0.9	0.01
Tax benefit on acquisition costs	—	—	(0.3)	—
Net discrete tax benefit	(11.2)	(0.11)	(0.8)	(0.01)
Adjusted net income and adjusted earnings per share	$9.6	$0.10	$57.9	$0.59

Fully diluted earnings per share for the third quarter of fiscal 2016 totaled $0.00. This compared to fully diluted earnings per share of $0.52 in the third quarter of fiscal 2015. The third quarter of fiscal 2016 included a net negative impact of $0.10 per share for restructuring and related charges, merger costs and a net discrete tax benefit, compared to a net negative impact of $0.07 per share in the third quarter of fiscal 2015 from a combination of restructuring and related charges, excess purchase accounting, acquisition costs and a net discrete tax benefit.
On a U.S. GAAP basis, the effective income tax rate was 101 percent for the third quarter of fiscal 2016. Excluding restructuring charges, merger costs and a net discrete tax benefit in the third quarter of fiscal 2016, the effective income tax rate was 13 percent. In the third quarter of 2016 we recognized discrete tax benefits of $11 million primarily associated with the recognition of previously uncertain tax benefits. The effective income tax rate for the quarter was impacted by an increase in the amount of losses in jurisdictions with no currently recognizable benefit.

Liquidity

Cash provided by continuing operations was $26 million for the third quarter of fiscal 2016, compared to $116 million provided by continuing operations in the third quarter of fiscal 2015. The decrease in cash from continuing operations during the third quarter versus the year ago period was primarily due to lower earnings and reduced cash from trade working capital.

Capital expenditures were $11 million in the third quarter of fiscal 2016, compared to $18 million in the third quarter of fiscal 2015.

As of the end of the fiscal third quarter 2016, we had $739 million available for borrowings under our credit agreement.  In December 2015, the credit agreement was amended to increase the maximum consolidated leverage ratio starting in the second quarter of 2016 and continuing through to the first quarter of 2018, with a maximum ratio of 4.5x for the fourth quarter of 2016 through the second quarter of 2017.  As of the end of the third quarter of 2016, we were in compliance with all financial covenants under our credit agreement.

Market Outlook

Although global economic growth showed signs of marginal improvement at the start of the third quarter, activity for most of the year has remained sluggish with global growth tracking below expectations. Continued challenges across most emerging economies, along with marginal growth in developed economies, has resulted in a growth profile tracking just under 3 percent for the year, a slight decline from 2015.

Copper markets have proven to be resilient in recent months, with prices averaging $2.15 per pound since June. Strong supply growth of over 5 percent year-to-date has kept a ceiling on prices despite Chinese imports increasing 19 percent through July. While global copper markets are expected to return to a deficit in 2018, the next two years are expected to be in surplus and will likely keep prices range bound between $2.00 and $2.40 per pound.

U.S. coal markets have remained under immense pressure for over four years. Natural gas prices have averaged $2.70/mmBtu since June, which contributed to 64 million tons of coal being used for electricity generation during June; the highest monthly total since last September. Further helping domestic coal markets has been the recent rise in U.S. temperatures with year-over-year increases in cooling degree days observed in seven of the last eight weeks. Although regulatory pressures on U.S. coal markets persist and production is still expected to track around 700 million tons in 2016, down 21 percent from 2015, these current dynamics are slowly helping to reduce inventories and rebalance markets.

Global steel production during the second quarter was flat versus the year ago period but up modestly sequentially driven by normal seasonal construction patterns as well as global stimulus programs. The sequential rebound had been expected and provided support to global metallurgical coal and iron ore markets during the quarter.

Metallurgical coal spot prices have increased in recent weeks to over $105 per tonne driven by tighter supply and sequentially improving demand. However, the market remains delicately balanced and given that Chinese imports are unlikely to continue to grow at the 25 percent annual pace they have to date, a pullback in metallurgical coal spot prices over the next three to six months is expected.

Conditions in iron ore markets have improved in the past two months, largely driven by the sequential improvement in steel production. Year-to-date Chinese iron ore imports have increased 8 percent over 2015, which has supported spot prices that have averaged $57 per tonne since July. While modestly improved demand has contributed to the recent price increase, iron ore prices are expected to average $50 per tonne in the second half of the calendar year as new seaborne supply reaches the market.

Despite the headwinds to global growth during the first half of the year, certain commodity prices have recently improved. However, this development has been driven more by supply rationalization as opposed to strengthening demand and should be viewed in that context. As commodity markets continue to rebalance, some volatility in pricing will likely remain as conditions in individual markets vary. Notwithstanding recent modest commodity price increases, the mining industry continues to face many challenges and market conditions are expected to remain weak through 2017. Over the past quarter, the global mining equipment capital spending outlook has worsened with the current projection for 2017 now reflecting a year-over-year decline in spending approaching 10 percent.

Company Outlook

"Safety performance in the mining industry continues to be a critically important metric that our customers monitor, and it is at the heart of what we do, as well," Doheny said. "Over the last 12 months, we’ve had 15 manufacturing and service facilities that have achieved zero recordable incidents over that period. It’s a great achievement for our company and a core focus for us as we continue to see our facility footprint change around the world.

"Our teams remain focused on driving our strategic objectives and we realized several successes during the quarter. In hard rock, we saw strong order rates in the quarter on our Montabert drifter (rock drill) product line and our underground 22 tonne LHD (load-haul dump) continued to perform well in trials. Additionally we delivered our heavy continuous miner systems into salt and gypsum mines during the quarter. The growth we are driving in underground hard rock and a variety of industrial mineral applications is helping to partially mitigate significant pressures in our coal markets around the world.

"While the recent increase in certain commodity prices is positive, the outlook remains tepid and the financial condition of our customers is challenged, which will continue to impact both the timing and level of our incoming orders through 2017.

"In light of persistent difficult market conditions, we remain focused on reducing our cost base, accelerating the implementation of our footprint optimization plans and actively monetizing non-core assets. Due to the pending merger transaction with Komatsu America, the company will no longer provide quarterly updated annual financial guidance."

Quarterly Conference Call

In light of the pending merger with Komatsu America, the company will not hold a conference call to discuss quarterly financial results.

Non-GAAP Financial Measures

We include non-GAAP financial measures in this press release, including adjusted sales, adjusted operating income from continuing operations, adjusted net (loss) income from continuing operations and adjusted diluted (loss) earnings per share from continuing operations, adjusted income from continuing operations before income taxes and adjusted effective income tax rate. These measures remove the effect of certain items and are provided to present consistency to aid investors in comparing our operating results across periods. These measures are not purported to be alternatives to net sales, operating income (loss) from continuing operations, net income (loss) from continuing operations, diluted (loss) earnings per share from continuing operations or effective income tax rate as presented in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the Company's comparable GAAP financial measures for the periods presented are set forth in this press release.

About Joy Global Inc.

Joy Global Inc. is a worldwide leader in mining equipment and services for surface and underground mining.

Additional Information and Where to Find It

Joy Global has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with its contemplated merger with Komatsu America. The definitive proxy statement will be sent or given to Joy Global shareholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Joy Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the contemplated merger with Komatsu America. Information about Joy Global’s directors and executive officers is set forth in its preliminary proxy statement in connection with the contemplated transactions, its proxy statement for its 2016 Annual Meeting of Shareholders and its most recent Annual Report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "anticipate," "around," "believe," "could," "estimate," "expect," "forecast," "indicate," "intend," "may be," "objective," "plan," "potential," "predict," "project," "should," "will be," and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this press release are based on our current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from any forward-looking statement. In addition, certain market outlook information and other market statistical data contained herein is based on third party sources that we cannot independently verify, but that we believe to be reliable. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements include (i) risks associated with general economic conditions and cyclical economic conditions affecting the global mining industry, (ii) risks associated with the international and U.S. commodity markets for coal, copper and other materials mined by our customers, (iii) risks of international operations, including currency fluctuations, (iv) risks associated with acquisitions or divestitures, (v)

risks associated with indebtedness, (vi) risks associated with access to major purchased items, such as steel, castings, forgings and bearings, (vii) risks associated with labor markets and other risks, (viii) risks arising from regulations affecting the global mining industry, as well as the risks, uncertainties and cautionary statements set forth in our public filings with the Securities and Exchange Commission, and (ix) risks and uncertainties associated with our proposed merger with Komatsu America.

JOY-F

JOY GLOBAL INC.
SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Quarter Ended		Nine Months Ended
	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015

Net sales	$586,552	$792,183	$1,714,837	$2,306,579
Costs and expenses:
Cost of sales	454,594	574,838	1,351,329	1,668,633
Product development, selling and administrative expenses	114,377	128,553	341,433	390,089
Restructuring charges	24,431	7,775	84,484	19,550
Other income	(1,681)	(1,234)	(7,828)	(5,347)
Operating (loss) income	(5,169)	82,251	(54,581)	233,654

Interest expense, net	11,107	13,676	34,802	39,905
(Loss) income before income taxes	(16,276)	68,575	(89,383)	193,749

(Benefit) provision for income taxes	(16,404)	17,239	(33,985)	55,930
Income (loss) from continuing operations	128	51,336	(55,398)	137,819

Income from discontinued operations, net of income taxes	—	—	5,466	—
Net income (loss)	$128	$51,336	$(49,932)	$137,819

Basic earnings per share:
Continuing operations	$0.00	$0.53	$(0.57)	$1.41
Discontinued operations	0.00	0.00	0.06	0.00
Basic earnings (loss) per share	$0.00	$0.53	$(0.51)	$1.41

Diluted earnings per share:
Continuing operations	$0.00	$0.52	$(0.57)	$1.41
Discontinued operations	0.00	0.00	0.06	0.00
Diluted earnings (loss) per share	$0.00	$0.52	$(0.51)	$1.41

Dividends per share	$0.01	$0.20	$0.03	$0.60

Weighted average shares outstanding:
Basic	98,160	97,480	97,977	97,481
Diluted	99,224	98,033	97,977	98,052

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 29, 2016	October 30, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$182,825	$102,885
Accounts receivable, net	647,017	812,073
Inventories	896,257	1,007,925
Other current assets	91,400	145,559
Assets held for sale	33,724	—
Total current assets	1,851,223	2,068,442

Property, plant and equipment, net	673,943	792,032
Other intangible assets, net	229,703	255,710
Goodwill	350,740	354,621
Deferred income taxes	202,463	118,913
Other assets	125,345	122,728
Total assets	$3,433,417	$3,712,446

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings, including current portion of long-term obligations	$32,545	$26,321
Trade accounts payable	231,713	275,789
Employee compensation and benefits	76,340	90,335
Advance payments and progress billings	197,437	229,470
Accrued warranties	41,288	52,146
Other accrued liabilities	209,869	225,277
Current liabilities of discontinued operations	—	11,582
Total current liabilities	789,192	910,920

Long-term obligations	974,247	1,060,643

Other liabilities:
Liability for postretirement benefits	17,546	19,540
Accrued pension costs	160,894	175,699
Other non-current liabilities	118,692	125,635
Total other liabilities	297,132	320,874

Shareholders' equity	1,372,846	1,420,009

Total liabilities and shareholders' equity	$3,433,417	$3,712,446

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUMMARY OF CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Quarter Ended		Nine Months Ended
	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
Operating Activities:
Net income (loss)	$128	$51,336	$(49,932)	$137,819
Income from discontinued operations	—	—	(5,466)	—
Depreciation and amortization	40,509	36,738	117,902	102,914
Impairment charges	1,816	—	18,962
Other adjustments to continuing operations, net	(6,144)	801	6,406	22,747
Changes in working capital items attributed to continuing operations:
Accounts receivable, net	11,867	93,071	156,759	198,081
Inventories	29,474	12,689	84,469	(126,730)
Trade accounts payable	(4,765)	(24,362)	(39,081)	(60,936)
Advance payments and progress billings	(25,432)	(22,464)	(30,991)	35,462
Other working capital items	(21,441)	(31,856)	(80,245)	(140,643)
Net cash provided by operating activities of continuing operations	26,012	115,953	178,783	168,714

Investing Activities:
Acquisition of businesses, net of cash acquired	—	(114,353)	—	(114,353)
Property, plant, and equipment acquired	(10,890)	(18,026)	(31,984)	(57,821)
Proceeds from sale of property, plant and equipment	9,491	113	20,078	4,071
Other investing activities, net	181	252	184	625
Net cash used by investing activities	(1,218)	(132,014)	(11,722)	(167,478)

Financing Activities:
Common stock issued	—	293	—	2,853
Dividends paid	(995)	(19,492)	(2,972)	(58,456)
Financing fees	—	—	(1,011)	—
Treasury stock purchased	—	—	—	(50,000)
Payments on credit agreement	—	—	(58,600)	—
Repayments of term loan	—	—	(18,750)	—
Changes in short term and other long term obligations, net	(49)	(12,149)	(3,214)	(11,545)
Other financing activities, net	—	—	—	261
Net cash used by financing activities	(1,044)	(31,348)	(84,547)	(116,887)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,803)	(3,782)	(2,574)	(13,640)

Increase (Decrease) in Cash and Cash Equivalents	21,947	(51,191)	79,940	(129,291)
Cash and Cash Equivalents at the Beginning of Period	160,878	192,091	102,885	270,191
Cash and Cash Equivalents at the End of Period	$182,825	$140,900	$182,825	$140,900

Supplemental cash flow information:
Interest paid	$7,833	$15,413	$32,016	$46,137
Income taxes paid	17,082	35,976	25,467	85,273
Depreciation and amortization by segment:
Underground	$17,419	$22,826	$62,342	$60,538
Surface	22,253	13,726	52,876	40,672
Corporate	837	186	2,684	1,704
Total depreciation and amortization	$40,509	$36,738	$117,902	$102,914

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

	Quarter Ended
	July 29, 2016	July 31, 2015	Change
Net Sales By Segment:
Underground	$318,106	$453,302	$(135,196)	(30)%
Surface	288,273	362,559	(74,286)	(20)%
Eliminations	(19,827)	(23,678)	3,851
Total Sales By Segment	$586,552	$792,183	$(205,631)	(26)%

Net Sales By Product:
Service	$468,624	$592,420	$(123,796)	(21)%
Original Equipment	117,928	199,763	(81,835)	(41)%
Total Sales By Product	$586,552	$792,183	$(205,631)	(26)%

Net Sales By Geography:
United States	$150,774	$225,685	$(74,911)	(33)%
Rest of World	435,778	566,498	(130,720)	(23)%
Total Sales By Geography	$586,552	$792,183	$(205,631)	(26)%

Operating (Loss) Income By Segment:			% of Net Sales
Underground	$(6,686)	$40,334	(2.1)%	8.9%
Surface	17,388	59,604	6.0%	16.4%
Corporate	(12,274)	(12,307)
Eliminations	(3,597)	(5,380)
Total Operating (Loss) Income	$(5,169)	$82,251	(0.9)%	10.4%

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

	Nine Months Ended
	July 29, 2016	July 31, 2015	Change
Net Sales By Segment:
Underground	$935,203	$1,261,904	$(326,701)	(26)%
Surface	849,949	1,132,981	(283,032)	(25)%
Eliminations	(70,315)	(88,306)	17,991
Total Sales By Segment	$1,714,837	$2,306,579	$(591,742)	(26)%

Net Sales By Product:
Service	$1,341,889	$1,702,580	$(360,691)	(21)%
Original Equipment	372,948	603,999	(231,051)	(38)%
Total Sales By Product	$1,714,837	$2,306,579	$(591,742)	(26)%

Net Sales By Geography:
United States	$430,039	$761,811	$(331,772)	(44)%
Rest of World	1,284,798	1,544,768	(259,970)	(17)%
Total Sales By Geography	$1,714,837	$2,306,579	$(591,742)	(26)%

Operating (Loss) Income By Segment:			% of Net Sales
Underground	$(65,953)	$134,060	(7.1)%	10.6%
Surface	60,823	149,786	7.2%	13.2%
Corporate	(31,531)	(29,642)
Eliminations	(17,920)	(20,550)
Total Operating (Loss) Income	$(54,581)	$233,654	(3.2)%	10.1%

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

	Quarter Ended
	July 29, 2016	July 31, 2015	Change
Bookings By Segment:
Underground	$290,471	$365,705	$(75,234)	(21)%
Surface	247,289	325,617	(78,328)	(24)%
Eliminations	(11,138)	(56,269)	45,131
Total Bookings By Segment	$526,622	$635,053	$(108,431)	(17)%

Bookings By Product:
Service	$474,034	$537,141	$(63,107)	(12)%
Original Equipment	52,588	97,912	(45,324)	(46)%
Total Bookings By Product	$526,622	$635,053	$(108,431)	(17)%

	Nine Months Ended
	July 29, 2016	July 31, 2015	Change
Bookings By Segment:
Underground	$933,219	$1,210,096	$(276,877)	(23)%
Surface	872,921	980,675	(107,754)	(11)%
Eliminations	(49,062)	(110,812)	61,750
Total Bookings By Segment	$1,757,078	$2,079,959	$(322,881)	(16)%

Bookings By Product:
Service	$1,419,090	$1,656,219	$(237,129)	(14)%
Original Equipment	337,988	423,740	(85,752)	(20)%
Total Bookings By Product	$1,757,078	$2,079,959	$(322,881)	(16)%

	Amounts as of:
	July 29, 2016	April 29, 2016	January 29, 2016	October 30, 2015
Backlog By Segment:
Underground	$539,893	$567,528	$548,262	$541,877
Surface	416,982	457,966	403,391	394,010
Eliminations	(41,155)	(49,844)	(54,660)	(62,407)
Total Backlog By Segment	$915,720	$975,650	$896,993	$873,480

Backlog By Product:
Service	$470,834	$465,424	$414,685	$393,633
Original Equipment	444,886	510,226	482,308	479,847
Total Backlog By Product	$915,720	$975,650	$896,993	$873,480

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

Impact of Foreign Exchange on Bookings

	Quarter ended July 29, 2016			Quarter ended July 31, 2015	% Change
	As Reported	Impact of Foreign Exchange	Adjusted	As Reported	As Reported	Adjusted
Net Bookings by Segment:
Underground	290,471	(36,480)	326,951	365,705	(21)%	(11)%
Surface	247,289	(3,214)	250,503	325,617	(24)%	(23)%
Eliminations	(11,138)	—	(11,138)	(56,269)
Total Bookings by Segment	526,622	(39,694)	566,316	635,053	(17)%	(11)%

Net Bookings by Product:
Service	474,034	(19,088)	493,122	537,141	(12)%	(8)%
Original Equipment	52,588	(20,606)	73,194	97,912	(46)%	(25)%
Total Bookings by Product	526,622	(39,694)	566,316	635,053	(17)%	(11)%

RECONCILAITIONS ON NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation of Adjusted Sales

	Quarter ended July 29, 2016			Quarter ended July 31, 2015	% Change
	As Reported	Impact of Foreign Exchange	Adjusted	As Reported	As Reported	Adjusted
Net Sales by Segment:
Underground	318,106	(17,776)	335,882	453,302	(30)%	(26)%
Surface	288,273	(4,845)	293,118	362,559	(21)%	(19)%
Eliminations	(19,827)	—	(19,827)	(23,678)
Total Sales by Segment	586,552	(22,621)	609,173	792,183	(26)%	(23)%

Net Sales by Product:
Service	468,624	(18,029)	486,653	592,420	(21)%	(18)%
Original Equipment	117,928	(4,592)	122,520	199,763	(41)%	(39)%
Total Sales by Product	586,552	(22,621)	609,173	792,183	(26)%	(23)%

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

Reconciliation of Operating (Loss) Income to Adjusted Operating Income (Loss) by Segment

	Quarter ended July 29, 2016
	Underground	Surface	Corporate	Eliminations	Total

Operating (Loss) Income	$(6,686)	$17,388	$(12,274)	$(3,597)	$(5,169)
Restructuring and related charges	14,601	10,130	—	—	24,731
Pension related items	—	218	(160)	—	58
Merger costs	—	—	2,487	—	2,487
Adjusted Operating Income (Loss)	$7,915	$27,736	$(9,947)	$(3,597)	$22,107

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss) by Segment

	Quarter ended July 31, 2015
	Underground	Surface	Corporate	Eliminations	Total

Operating Income (Loss)	$40,334	$59,604	$(12,307)	$(5,380)	$82,251
Restructuring and related charges	6,896	879	—		7,775
Excess purchase accounting	2,658	—	—	—	2,658
Acquisition costs	—	—	868	—	868
Adjusted Operating Income (Loss)	$49,888	$60,483	$(11,439)	$(5,380)	$93,552

Reconciliation of Operating (Loss) Income from Continuing Operations to Adjusted Operating Income (Loss) from Continuing Operations by Segment

	Nine months ended July 29, 2016
	Underground	Surface	Corporate	Eliminations	Total

Operating (Loss) Income from continuing operations	$(65,953)	$60,823	$(31,531)	$(17,920)	$(54,581)
Restructuring and related charges	73,917	11,778	395	—	86,090
Pension related items	—	218	(160)	—	58
Merger costs	—	—	2,487	—	2,487
Adjusted Operating Income (Loss) from continuing operations	$7,964	$72,819	$(28,809)	$(17,920)	$34,054

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC

JOY GLOBAL INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(In thousands)

Reconciliation of Operating Income (Loss) from Continuing Operations to Adjusted Operating Income (Loss) from Continuing Operations by Segment

	Nine months ended July 31, 2015
	Underground	Surface	Corporate	Eliminations	Total

Operating Income (Loss) from continuing operations	$134,060	$149,786	$(29,642)	$(20,550)	$233,654
Restructuring and related charges	12,312	6,986	252	—	19,550
Mark to market pension income	—	—	(6,353)	—	(6,353)
Excess purchase accounting	2,810	—	—	—	2,810
Acquisition costs	—	—	868	—	868
Adjusted Operating Income (Loss) from continuing operations	$149,182	$156,772	$(34,875)	$(20,550)	$250,529

Non-GAAP Reconciliation of Effective Income Tax Rate (EITR)
	Quarter ended July 29, 2016
	(Loss) Income before Income Taxes	(Benefit) Provision for Income Taxes	EITR	Net Income

As reported	(16,276)	(16,404)	100.8%	128

Restructuring and related charges	24,731	5,655		19,076
Pension related items	58	21		37
Merger costs	2,487	928		1,559
Net discrete benefit	—	11,178		(11,178)
As adjusted	11,000	1,378	12.5%	9,622

Note - For complete information, including footnote disclosures, please refer to the Company's Form 10-Q filing with the SEC.